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                                                             The Shaw Group Inc.

                                                                 4171 Essen Lane
                                                           Baton Rouge, LA 70809
                                                                    225.932.2500


(THE SHAW GROUP INC. LOGO)
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Mr. Nicholas C. Gallinaro
2158 Fairview Street
Houston, Texas 77019

Dear Nick:

Effective as of April 13, 2002, The Shaw Group Inc. ("TSGI") and Stone & Webster, Inc. ("S&W") wish to acknowledge, adopt, confirm and amend that certain employment letter agreement by and between S&W and you dated as of April 13, 2002, (the "Employment Letter Agreement") to provide that its terms and conditions are and shall remain in full force and effect despite the change in your original position thereunder from President -- S&W Process Group with S&W to your current position as the Head of Technology Organization of the Engineering, Construction and Maintenance Division with TSGI, and to further acknowledge, adopt, confirm and amend said Employment Letter Agreement to provide that its terms and conditions shall remain in full force and effect in the future regardless of whether your position from time to time during its term shall be with S&W, TSGI and/or any one or more of either of their subsidiaries and/or affiliate. Your duties and responsibilities in each such position shall be those duties and responsibilities assigned to you from time to time by TSGI's Chief Executive Officer or his designee.

Upon your execution of this Amendment by signing below, the Employment Letter Agreement shall be amended as set forth above and all other provisions shall remain in full force and effect unchanged.

Sincerely,


THE SHAW GROUP, INC.


By: /s/ GARY P. GRAPHIA
    -------------------------------------------------
    Gary P. Graphia, Secretary and General Counsel



ACKNOWLEDGED, AGREED AND ACCEPTED:


/s/ NICHOLAS C. GALLINARO
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Nicholas C. Gallinaro
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(STONE & WEBSTER, INC. LOGO)                                A Shaw Group Company
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Founded 1889

April 11, 2002

Mr. Nicholas C. Gallinaro
2158 Fairview Street
Houston, TX 77019

Dear Nick:

I am pleased to offer employment to you with Stone & Webster, Inc. ("S&W" or the "Company") as President -- S&W Process Group. Key provisions of our employment offer are as follows:

o   START DATE -- As soon as practicable on a mutually agreeable date.

o   BASE SALARY -- $350,000 per year payable biweekly in arrears.

o ANNUAL BONUS -- Participation in the Company's annual bonus program with a minimum bonus of $250,000 per year for your first three years of employment. (In the event the Bonus is annualized for the first year, any deficiency will be remedied in year four.)

o SHAW STOCK OPTIONS -- 50,000 Shaw stock options to be granted to you, with an exercise price equal to the market closing price on the date that you commence employment with the Company. This stock option grant will vest in annual installments of 25% each, with full vesting after four years in accordance with company policy.

o LOAN -- The Company will lend you $1,000,000.00, such loan to be issued to you as soon as practicable following your commencement of employment. The loan will be interest-free, and will be forgiven contingent upon your employment with the Company for three years, and your execution of a Promissory Note. Should you resign or be terminated for cause prior to your completion of three years service with the Company, you will be required to reimburse to the Company the full amount of the loan. If you are terminated by the Company prior to the completion of three years service for other than cause, or in the event of death or mental incapacitation the full amount of the loan will be forgiven.

o BENEFITS -- You will be eligible for participation in the following benefit programs provided through The Shaw Group Inc., S&W's parent:

    - 401(k) RETIREMENT PLAN -- Employees may defer from 1% to 15% of covered compensation into the Plan, subject to federal limits and non-discrimination testing. The Plan offers a selection of 13 different investment funds including a Shaw common stock fund. The Company matches employee contributions at $0.50 per $1.00 up to 6% of covered compensation. Company matching begins after one year of service. NOTE:
        You may enroll in the 401(k) Plan on any Entry Date (i.e. January 1 or July 1).

    - BASIC TERM LIFE (2 x ANNUAL SALARY) AND ACCIDENTAL DEATH & DISMEMBERMENT -- Provided at no cost to employee.

    - MEDICAL AND DENTAL INSURANCE -- Medical coverage is provided through a Preferred Provider Organization (PPO) plan or a traditional indemnity plan based upon where the employee resides. Dental coverage is provided through a traditional indemnity arrangement. Employees pay Medical and Dental premiums on a pre-tax basis through Shaw's Section 125 Cafeteria Plan.

    - EXEC-U-CARE -- Participation in the Exec-U-Care Program which provides for reimbursement of medical and dental expenses (up to $5,000 per year) not covered by the Company's group Medical and Dental insurance.

    - SUPPLEMENTAL LIFE INSURANCE -- You may purchase supplemental term life insurance coverage in increments of 1, 2, 3 or 4 times annual base salary. Employees pay Supplemental Life premiums on a pre-tax basis through Shaw's Section 125 Cafeteria Plan.

    - DEPENDENT LIFE INSURANCE -- You may purchase life insurance on your spouse ($10,000) and/or on your children ($5,000 per child).


Stone & Webster, Inc.

100 Technology Center Dr.
Stoughton, MA 02072-4705

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     -    SICK LEAVE -- Five sick days per calendar year.

     - SHORT TERM DISABILITY -- Optional coverage providing income continuation (68 2/3% of base salary up to $1,200 per week ) for up to 90 days.

     - LONG TERM DISABILITY -- Participation in the executive LTD plan (Benefit: 60% of base salary up to $10,000 per month) which is provided at no cost to participants.

     - FLEXIBLE SPENDING ACCOUNTS -- Allows employees to set aside tax-free dollars from their pay for eligible expenses relating to health care and/or dependent/custodial care.

     - NOTE: You will be eligible to enroll in the Basic Term Life, Accidental Death & Dismemberment, Supplemental Life, Dependent Life, Short Term Disability, Long Term Disability, and Flexible Spending Account plans on your first day of employment. You will be eligible to enroll in the Medical, Dental, Exec-U-Care plans on the first of the month following your completion of three months' service.

     - VACATION -- Three weeks (15 days) per year in accordance with Company policy.

In addition to the benefits outlined above, the Company will reimburse you for the difference between (1) the premiums you pay for COBRA medical coverage through your former employer (should you elect such coverage), and (2) the premiums for the same category of coverage (e.g. employee only, employee plus family) under Shaw's medical plan. The Company will pay such reimbursement to you for the waiting period following your commencement of employment during which you will not be eligible for participation in Shaw's medical plan.

"Cause" for purposes of this offer shall mean the occurrence of any of the following: (i) any action by you which constitutes any willful breach of duty or habitual neglect of duty materially and adversely affecting the Company;
(ii) the appropriation or attempted appropriation of a material business opportunity of the Company, including attempting to secure any personal profit in connection with entering into any transaction on behalf of the Company, except as provided by the Company as direct or indirect compensation or benefits for your performance in connection with such transactions; (iii) the intentional misappropriation or attempted misappropriation of any of the Company's funds or property; (iv) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (v) Employee's conviction for the commission of a felony.

In the event of a Corporate Change (as defined below), which results (i) in your termination (not including re-employment with a related entity), or (ii) a material reduction in overall compensation, and in the further event you give notice of your intent to terminate your employment within thirty (30) days following the effective date of such Corporate Change, then (A) the Company shall pay in a lump sum in cash, within fifteen (15) days following the date of such notice, an amount equal to the product of twice your Base Salary in effect immediately prior to your notice; (B) for the Company, at its cost, shall provide or arrange to provide you (and, as applicable, your dependents) two years, with disability, accident and group health insurance benefits substantially similar to those which you (and your dependents) were receiving immediately prior to your termination; however, the benefits otherwise receivable shall be reduced to the extent comparable benefits are actually received during such period under any other employer's plan(s) or program(s);
(C) in addition to the aforementioned compensation and benefits, the Company shall pay in lump sum in cash to you within fifteen (15) days twice the amount of your last Annual Bonus; (D) you shall be considered, as immediately and totally vested in any and all Options previously awarded and (E) any amounts outstanding under your Loan will be forgiven.

A "Corporate Change" shall occur if (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity other than a related entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than with a related entity), (iii) the Company is to be dissolved and liquidated, (iv) when any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding any 10% or larger shareholder of record of the Company as of April 11, 2002, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities which are entitled to vote with respect to the
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election of the directors of the Company; or (v) as a result of or in connection with a contested election the members of the Board as of the date of this Agreement shall cease to constitute a majority of the Board. "Contested" as used herein shall not include election by a majority of the current Board.

This offer is contingent upon satisfactory results from a pre-employment drug screen.

Please indicate your agreement to the terms and conditions outlined above by signing and dating this letter in the space provided below.

Should you have any questions regarding this matter, please feel free to call me or Bob Gettys, our Director of Human Resources, at 225-932-2610.

We look forward to having you as part of the Stone & Webster family.

Sincerely,

/s/ RICHARD F. GILL
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Richard F. Gill
President
Stone & Webster Inc.

Agreed: /s/ N. C. GALLINARO              Date: 13 April 02
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            Nicholas C. Gallinaro